                                                                    EXHIBIT 99.1


                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             CORE LABORATORIES N.V.,

                             OWEN ACQUISITION, INC.,

                              OWEN OIL TOOLS, INC.

                                       AND

                               THE STOCKHOLDERS OF
                              OWEN OIL TOOLS, INC.






                                  JUNE 30, 1998

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   THE MERGER


1.01     THE MERGER...............................................................................................1
1.02     EFFECTIVE TIME...........................................................................................2
1.03     EFFECT OF THE MERGER.....................................................................................2
1.04     ARTICLES OF INCORPORATION; BYLAWS........................................................................2
1.05     DIRECTORS AND OFFICERS...................................................................................2
1.06     ACQUISITION CONSIDERATION; CONVERSION AND CANCELLATION OF SECURITIES.....................................2
1.07     PAYMENT FOR COMPANY STOCK; SURRENDER OF CERTIFICATES.....................................................4
1.08     NO FRACTIONAL SHARES.....................................................................................5
1.09     AGREEMENT TO VOTE SHARES.................................................................................5
1.10     WITHHOLDING..............................................................................................5
1.11     CLOSING..................................................................................................6
1.12     ACTIONS AT CLOSING.......................................................................................6
1.13     STOCK TRANSFER BOOKS.....................................................................................6
1.14     TAKING OF NECESSARY ACTION; FURTHER ACTION...............................................................6

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                       OF THE COMPANY AND THE SHAREHOLDERS


2.01     ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.............................................................6
2.02     ORGANIZATIONAL DOCUMENTS.................................................................................7
2.03     CAPITALIZATION...........................................................................................7
2.04     AUTHORITY................................................................................................8
2.05     NO CONFLICT; REQUIRED FILINGS AND CONSENTS...............................................................8
2.06     PERMITS; COMPLIANCE......................................................................................9
2.07     FINANCIAL STATEMENTS.....................................................................................9
2.08     ABSENCE OF CERTAIN CHANGES OR EVENTS....................................................................10
2.09     LITIGATION..............................................................................................10
2.10     EMPLOYEE BENEFIT PLANS; LABOR MATTERS...................................................................10
2.11     TAXES...................................................................................................13
2.12     POOLING; TAX MATTERS....................................................................................13
2.13     AFFILIATES..............................................................................................14
2.14     CERTAIN BUSINESS PRACTICES..............................................................................14
2.15     ENVIRONMENTAL...........................................................................................14
2.16     UNDISCLOSED LIABILITIES.................................................................................15



2.17     CERTAIN AGREEMENTS......................................................................................15
2.18     CONTRACTS AND COMMITMENTS...............................................................................15
2.19     AFFILIATE INTERESTS.....................................................................................16
2.20     INTELLECTUAL PROPERTY...................................................................................16
2.21     BROKERS.................................................................................................16
2.22     INSURANCE...............................................................................................16
2.23     PROPERTIES..............................................................................................17
2.24     GOOD TITLE..............................................................................................17
2.25     CERTAIN SECURITIES LAW MATTERS..........................................................................17
2.26     AUTHORIZATION AND VALIDITY OF AGREEMENT.................................................................19

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR


3.01     ORGANIZATION AND QUALIFICATION..........................................................................19
3.02     CAPITALIZATION..........................................................................................20
3.03     AUTHORITY...............................................................................................20
3.04     NO CONFLICT; REQUIRED FILINGS AND CONSENTS..............................................................20
3.05     REPORTS; FINANCIAL STATEMENTS...........................................................................21
3.06     ABSENCE OF CERTAIN CHANGES OR EVENTS....................................................................22
3.07     POOLING; TAX MATTERS....................................................................................22
3.08     BROKERS.................................................................................................22

                                   ARTICLE IV

                         COVENANTS OF THE SHAREHOLDERS


4.01     AFFIRMATIVE COVENANT....................................................................................22
4.02     NEGATIVE COVENANTS......................................................................................22
4.03     REPLACEMENT OF PROMISSORY NOTE..........................................................................23

                                   ARTICLE V

                            COVENANTS OF THE COMPANY


5.01     AFFIRMATIVE COVENANTS OF THE COMPANY....................................................................23
5.02     NEGATIVE COVENANTS OF THE COMPANY.......................................................................24

                                   ARTICLE VI

                              COVENANTS OF ACQUIROR



6.01     AFFIRMATIVE COVENANTS OF ACQUIROR.......................................................................26
6.02     NEGATIVE COVENANTS OF ACQUIROR..........................................................................26
6.03     PAYMENT TO LENDER OF THE COMPANY........................................................................27




                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS



7.01     NOTIFICATION OF CERTAIN MATTERS.........................................................................27
7.02     ACCESS AND INFORMATION..................................................................................27
7.03     APPROPRIATE ACTION; CONSENTS; FILINGS...................................................................28
7.04     AFFILIATES; POOLING.....................................................................................30
7.05     PUBLIC ANNOUNCEMENTS....................................................................................30
7.06     EXPENSES................................................................................................30
7.07     EMPLOYEES OF COMPANY....................................................................................30
7.08     TAX-FREE REORGANIZATION.................................................................................31
7.09     INFORMATION FOR TAX RETURNS.............................................................................31

                                  ARTICLE VIII

                                 INDEMNIFICATION


8.01     IN GENERAL..............................................................................................31
8.02     NO EXHAUSTION OF REMEDIES...............................................................................32
8.03     DEFENSE OF THIRD PARTY CLAIMS...........................................................................32
8.04     PAYMENT; ARBITRATION....................................................................................33
8.05     SATISFACTION OF CLAIMS FROM ESCROW SHARES...............................................................33
8.06     LIABILITY LIMITATIONS; SURVIVAL OF REPRESENTATIONS AND WARRANTIES.......................................34
8.07     SUBROGATION.............................................................................................34


                                   ARTICLE IX

                                   CONDITIONS


9.01     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIROR COMPANIES...........................................35
9.02     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY......................................................36


                                    ARTICLE X

                                  MISCELLANEOUS


10.01    TERMINATION.............................................................................................38
10.02    EFFECT OF TERMINATION...................................................................................38


10.03    WAIVER AND AMENDMENT....................................................................................38
10.04    ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES.............................................................39
10.05    ASSIGNMENT..............................................................................................39
10.06    CERTAIN DEFINITIONS.....................................................................................39
10.07    NOTICES.................................................................................................40
10.08    GOVERNING LAW...........................................................................................42
10.09    SEVERABILITY............................................................................................42
10.10    COUNTERPARTS............................................................................................42
10.11    HEADINGS................................................................................................42
10.12    MANDATORY MEDIATION; BINDING ARBITRATION; VENUE; ATTORNEYS' FEES........................................42


EXHIBITS

Exhibit A         --        Escrow Agreement
Exhibit B         --        Appointment of Personal Representatives
Exhibit C         --        Form of Company Affiliates' Letter
Exhibit D         --        Amendment to Employment Agreement - David Wesson
Exhibit D-1       --        Employment Agreement of H. Dean Owen, Jr.
Exhibit E         --        Lease Agreement
Exhibit F         --        Registration Rights Agreement

                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger (this "Agreement") is made and entered into as of June 30, 1998 by and among Core Laboratories N.V., a Netherlands limited liability company ("Acquiror"), Owen Acquisition, Inc., a Texas corporation with its principal place of business in Houston, Texas, and an indirect wholly-owned subsidiary of Acquiror ("Acquisition Sub"), Owen Oil Tools, Inc., a Texas corporation (the "Company"), and the stockholders of the Company set forth on the signature pages hereto (collectively, the "Shareholders"). Acquiror and Acquisition Sub are sometimes collectively referred to herein as the "Acquiror Companies."

                                    RECITALS

         The Shareholders own, beneficially and of record, all of the outstanding capital stock of the Company.

         Acquisition Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the Texas Business Corporation Act (the "TBCA"), will merge with and into the Company (the "Merger").

         The Board of Directors of the Company has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and is fair to, and in the best interests of, the Company and the Shareholders and has approved and adopted this Agreement and the transactions contemplated hereby, and recommended approval and adoption of this Agreement and the Merger by the Shareholders.

         This Agreement and the Merger have been approved and adopted by the requisite vote of the Shareholders and of the shareholder of Acquisition Sub as required by the TBCA.

         For federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of the provisions of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         The Merger is intended to be treated as a "pooling of interests" for financial accounting purposes under United States generally accepted accounting principles ("GAAP").

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.01 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the TBCA, at the Effective Time (as defined in Section 1.02 of this Agreement), Acquisition Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Acquisition Sub shall cease and the Company shall continue as the surviving corporation of the Merger as a wholly-owned subsidiary of Core Laboratories, Inc. and an indirect wholly-owned subsidiary of Acquiror (the "Surviving Corporation"). The name of the Surviving Corporation shall be "Owen Oil Tools, Inc."

         1.02 EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article IX of this Agreement, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger with the Secretary of State of the State of Texas, in such form as required by, and executed in accordance with the relevant provisions of, the TBCA (the date and time of the completion of such filing being the "Effective Time").

         1.03 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Acquisition Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Acquisition Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

         1.04 ARTICLES OF INCORPORATION; BYLAWS. At the Effective Time, the Articles of Incorporation and the Bylaws of Acquisition Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation, except that Article I of the Articles of Incorporation thereof shall be amended to read "The name of the corporation is Owen Oil Tools, Inc.", and the Bylaws shall be amended so as to reflect that the name of the Surviving Corporation has been changed to Owen Oil Tools, Inc.

         1.05 DIRECTORS AND OFFICERS. The sole director of the Surviving Corporation shall, from and after the Effective Time, be David M. Demshur, and the officers of the Surviving Corporation shall, from and after the Effective Time, be:


NAME                                                                 TITLE
----                                                                 -----
David S. Wesson....................................................President
Richard L. Bergmark................................................Treasurer
John D. Denson.....................................................Secretary

in each case, until their respective successors are duly elected or appointed and qualified or until their earlier resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

         1.06 ACQUISITION CONSIDERATION; CONVERSION AND CANCELLATION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of the Acquiror Companies, the Company or the holders of any of the Company's securities:

              (a) Subject to the other provisions of this Article I, each share of the Company's common stock, par value $1.00 per share ("Company Stock"), issued and outstanding immediately prior to the Effective Time (excluding any Company Stock described in Section 1.06(c) of this Agreement), shall be converted into 1,365.8242 shares of duly authorized, validly issued, fully paid and nonassessable common shares, par value NLG 0.03 per share ("Acquiror Shares"), of Acquiror (the "Exchange Ratio"), subject to the escrow of a portion of such shares pursuant to the terms and conditions set forth herein. At the Effective Time, Acquiror will cause to be delivered to, and directly deposited with, Bankers Trust Company or another national bank acceptable to the Company and Acquiror (the "Escrow Agent"), in escrow for the account and future potential benefit of the Shareholders, a stock certificate representing 227,684 Acquiror Shares, which certificate shall be registered as follows: "Bankers Trust Company, f/b/o the Former Shareholders of the Common Stock of Owen Oil Tools, Inc." All such Acquiror Shares so delivered to the Escrow Agent, together with all subsequent stock dividends or distributions of other Acquiror Shares received in respect of such shares while deposited with the Escrow Agent shall be referred to as "Escrow Shares." A pro rata number of the Escrow Shares (determined on the basis of the respective ownership interests of each Shareholder of Company Stock immediately prior to the Effective Time, subject to adjustments by the Escrow Agent to eliminate fractional shares) shall be subtracted from the number of Acquiror Shares each Shareholder of Company Stock at the Effective Time is entitled to receive pursuant to the Merger. The Escrow Shares shall be held by the Escrow Agent pursuant to the terms and conditions of an Escrow Agreement substantially in the form attached hereto as Exhibit A (the "Escrow Agreement") between Acquiror, Acquisition Sub, the Company and H. Dean Owen, Jr. (the "Shareholders' Representative"). The Shareholders will appoint a Shareholders' Representative pursuant to, and he shall have the rights and obligations set forth in, the Appointment of Personal Representative, substantially in the form attached hereto as Exhibit B (the "Appointment"). The Escrow Agreement and the Appointment shall authorize the Shareholders' Representative to control the disposition of such Escrow Shares pursuant to the terms of the Escrow Agreement. The Shareholders' Representative shall have no personal liability as a result of any actions taken in such position (i) to Acquiror or Acquisition Sub, or (ii) to any holder of Company Stock at the Effective Time, in either case with respect to the disposition of the Escrow Shares or any other action taken by him as the Shareholders' Representative, unless such actions constitute gross negligence or willful misconduct by the Shareholders' Representatives. The number of Acquiror Shares each Shareholder shall be entitled to receive at the Effective Time and the number of Escrow Shares attributable to such Shareholder shall be as set forth on Schedule 1.06(a) to this Agreement.

              (b) As a result of their conversion pursuant to Section 1.06(a) of this Agreement, all shares of Company Stock shall cease to be outstanding and shall automatically be canceled and retired, and each certificate ("Certificate") previously evidencing Company Stock outstanding immediately prior to the Effective Time (other than any Company Stock described in Section 1.06(c) of this Agreement) ("Converted Shares") shall thereafter represent that number of Acquiror Shares determined pursuant to the Exchange Ratio, rounded up or down to the nearest whole share (the "Acquisition Consideration"). The holders of Certificates previously evidencing Converted Shares shall cease to have any rights with respect to such Converted Shares except the right to receive the Acquisition

         Consideration and as otherwise provided herein or by applicable federal, state, foreign or local law, statute, ordinance, rule or regulation (collectively, "Laws"). Such Certificates previously evidencing Converted Shares shall be exchanged for certificates evidencing whole shares of Acquiror Common Stock upon the surrender of such Certificates in accordance with the provisions of Section 1.07 of this Agreement. No fractional shares of Acquiror Common Stock shall be issued.

                  (c) Notwithstanding any provision of this Agreement to the contrary, each share of Company Stock held in the treasury of the Company and each share of Company Stock or other capital stock of the Company owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                  (d) In the event that on or after the date of this Agreement, Acquiror shall establish a record date prior to the Closing Date for all its shareholders entitled to receive any securities, rights or property of Acquiror (other than regular dividends), by reason of the issuance of rights or options to purchase its securities, stock dividends or distribution, or any stock split or reverse stock split, or if there shall occur any capital reorganization of Acquiror or reclassification of its capital stock or such other similar transaction which will not be adequately reflected in the number of Acquiror Shares which will constitute the Acquisition Consideration, such number of Acquiror Shares shall be fairly and proportionately adjusted to prevent dilution, and to fully and completely carry out the intent of the parties as contemplated by this Agreement.

                  (e) Each share of common stock, par value $.01 per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation.

         1.07     PAYMENT FOR COMPANY STOCK; SURRENDER OF CERTIFICATES.

                  (a) Exchange Procedures. Promptly after the Effective Time, Acquiror shall deliver to each record holder of Company Stock at the Effective Time a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to Acquiror and shall be in such form and contain such other provisions as the Company and Acquiror shall agree) (the "Letter of Transmittal"). Upon surrender of a Certificate for cancellation to the Acquiror, together with such Letter of Transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Acquiror Shares that such holder has the right to receive pursuant to the provisions of this Article I, less the Escrow Shares attributable to such holder that will be issued and deposited with the Escrow Agent for the account of such holder, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Stock that is not registered in the transfer records of the Company, a certificate evidencing the proper number of Acquiror Shares may be issued to the transferee if the Certificate evidencing the Company Stock shall be surrendered to the Acquiror, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered for exchange in accordance with the provisions of this Section 1.07(a), each Certificate theretofore representing Converted Shares (other than shares of Company Stock to be canceled pursuant to Section 1.06(c) of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the Acquisition Consideration as set forth in this Agreement. If any holder of Converted Shares shall be unable to surrender such holder's Certificates because such Certificates have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to Acquiror. No interest shall be paid on any Acquisition Consideration payable to former holders of Converted Shares.

                  (b) Distributions with Respect to Acquiror Shares. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Acquiror Shares evidenced thereby, and no Acquisition Consideration shall be paid to any such holder until the holder of such Certificate shall surrender such Certificate. Subject to applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing whole Acquiror Shares issued in exchange therefor, without interest, (i) promptly following the surrender of such Certificate, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Acquiror Shares and (ii), at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender payable with respect to such whole Acquiror Shares.

         1.08 NO FRACTIONAL SHARES. Notwithstanding anything herein to the contrary, no certificates or scrip evidencing fractional Acquiror Shares shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to any rights as a shareholder of Acquiror.

         1.09 AGREEMENT TO VOTE SHARES. At any meeting of the Shareholders with respect to any of the following, and at any adjournment thereof, and with respect to any consent solicited with respect to any of the following, each Shareholder who is a party to this Agreement hereby agrees to vote such Shareholder's Company Stock (i) in favor of approval of the Merger and any matter which could reasonably be expected to facilitate the Merger and (ii) against approval of any proposal made in opposition to or in competition with the Merger, against any merger, consolidation, sale of assets, reorganization or recapitalization with any party, against any liquidation or winding up of the Company and against any other matter which would, or could reasonably be expected to, prohibit or discourage the Merger.

         1.10 WITHHOLDING. Acquiror (or any affiliate thereof) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Converted Shares such amounts as Acquiror (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code (as hereinafter defined), or any other provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by Acquiror, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Converted Shares in respect of which such deduction and withholding was made by Acquiror.

         1.11 CLOSING. The Closing shall take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, 3600 First City Tower, Houston, Texas 77002-6760, at (a) 10:00 a.m., local time, on June 30, 1998, or (b) if the conditions set forth in Article IX of this Agreement have not been satisfied or waived on or before June 30, 1998, at 10:00 a.m., local time, on the second business day following the date on which the conditions set forth in Article IX of this Agreement have been satisfied or waived or (c) at such other place, time and date as the parties hereto may agree. At the conclusion of the Closing, the parties hereto shall cause the Articles of Merger to be filed with the Secretary of State of the State of Texas.

         1.12 ACTIONS AT CLOSING. At the Closing, (a) the Company shall deliver to the Acquiror Companies the various certificates, instruments and documents referred to in Section 9.01 of this Agreement, (b) the Acquiror Companies shall deliver to the Company and the Shareholders the various certificates, instruments and documents referred to in Section 9.02 of this Agreement, and (c) the parties shall file with the Secretary of State of the State of Texas the Articles of Merger.

         1.13 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Stock thereafter on the records of the Company.

         1.14 TAKING OF NECESSARY ACTION; FURTHER ACTION. Acquiror and the Company shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company or Acquisition Sub, such corporations shall direct their respective officers and directors to take all such lawful and necessary action.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                       OF THE COMPANY AND THE SHAREHOLDERS

         The Company and each of the Shareholders of the Company, jointly and severally, hereby represents and warrants to Acquiror, as of the date hereof and at the Closing Date, that:

         2.01 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Except as set forth in Section 2.01 of the Company Disclosure Schedule (as hereinafter defined), the Company is a corporation, and each of the Company's subsidiaries (as such term in defined in Section 10.06 herein) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and each of the Company and its subsidiaries has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing could not reasonably be expected to have a Company Material Adverse Effect. The term "Company Material Adverse Effect" as used in this Agreement shall mean any change or effect that would be materially adverse to the financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, at the time of such change or effect. Section 2.01 of the Disclosure Schedule delivered by the Company to Acquiror concurrently with the execution of this Agreement (the "Company Disclosure Schedule") sets forth, as of the date of this Agreement, a true and complete list of all the Company's directly or indirectly owned subsidiaries, together with the jurisdiction of incorporation or organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests of the Company or another subsidiary of the Company.

         2.02 ORGANIZATIONAL DOCUMENTS. The Company has heretofore furnished or made available to Acquiror complete and correct copies of the Articles of Incorporation and the Bylaws (or equivalent organizational documents), in each case as amended or restated to the date hereof, of the Company and each of its subsidiaries. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws (or equivalent organizational documents).

         2.03     CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of 100,000 shares of Common Stock, par value $1.00 per share, and 100,000 shares of Preferred Stock, par value $10.00 per share. As of the date of this Agreement, 1,667 shares of Common Stock are issued and outstanding, and no shares of Preferred Stock are issued and outstanding. As of the date of this Agreement, there are 500 shares of Common Stock and 2,000 shares of Preferred Stock held by the Company in its treasury, and no shares of Common Stock or Preferred Stock are reserved for issuance. Each of the issued shares of capital stock of, or other equity interests in, each of the Company and its subsidiaries is duly authorized, validly issued and, in the case of shares of capital stock, fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries subject to) any preemptive or similar rights created by statute, the Articles of Incorporation or Bylaws (or the equivalent organizational documents) of the Company or any of its subsidiaries, or any agreement to which the Company or any of its subsidiaries is a party or is bound, and all such issued shares or other equity interests of the Company or a subsidiary of the Company are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's or such subsidiaries' voting rights, charges or other encumbrances of any nature whatsoever.

                  (b) No bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) on any matters on which shareholders may vote ("Company Voting Debt") are issued or outstanding.

                  (c) Except as set forth in Section 2.03(c) of the Company Disclosure Schedule, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which the Company or any of its subsidiaries is a party relating to the issued or unissued capital stock or other equity interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, issue or sell any shares of capital stock, Company Voting Debt or other equity interests of the Company or any of its subsidiaries. Except as set forth in Section 2.03(c) of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock or other securities of the Company or the capital stock or other equity interests of any subsidiary of the Company or (ii) (other than advances to wholly owned subsidiaries in the ordinary course of business) to provide material funds to, or to make any material investment in (in the form of a loan, capital contribution or otherwise), or to provide any guarantee with respect to the material obligations of, any subsidiary of the Company or any other person. Except (i) as set forth in Section 2.03(c) of the Company Disclosure Schedule or
(ii) for subsidiaries of the Company set forth in Section 2.01 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries (x) directly or indirectly owns, (y) has agreed to purchase or otherwise acquire or
(z) holds any interest convertible into or exchangeable or exercisable for, any capital stock or other equity interest of any corporation, partnership, joint venture or other business association or entity. Except as set forth in Section 2.03(c) of the Company Disclosure Schedule or for any agreements, arrangements or commitments between the Company and its wholly owned subsidiaries or between such wholly owned subsidiaries, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on, or calculated in accordance with, the revenues or earnings of the Company or any of its subsidiaries. Except as set forth in Section 2.03(c) of the Company Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound with respect to the voting of any shares of capital stock or other equity interests of the Company or any of its subsidiaries.

         2.04 AUTHORITY. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by each of the Acquiror Companies, constitutes the legal, valid and binding obligation of the Company.

         2.05     NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) Assuming that all consents, licenses, permits, waivers, approvals, authorizations, orders, filings and notifications contemplated by the exceptions to Section 2.05(b) are obtained or made and except as disclosed in
Section 2.05(a) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder, including consummation of the transactions contemplated hereby, will not (i) conflict with or violate the Articles of Incorporation or Bylaws, or the equivalent organizational documents, in each case as amended or restated, of the Company or any of its subsidiaries, (ii) conflict with or violate any applicable Laws in effect as of the date of this Agreement, or any judgment, order or decree applicable to the Company or any of its subsidiaries or by or to which any of their respective properties is bound or subject or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by or to which the Company or any of its subsidiaries or any of their respective properties is bound or subject.

                  (b) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder, including consummation of the transactions contemplated hereby, will not, require the Company to obtain any consent, license, permit, waiver, approval, authorization or order of, or to make any filing with or notification to, any Governmental Entity (as hereinafter defined), except (i) the filing of Articles of Merger with the Secretary of State of the State of Texas, (ii) the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (iii) where the failure to obtain such consents, licenses, permits, waivers, approvals, authorizations or orders, or to make such filings or notifications could not reasonably be expected to cause a Company Material Adverse Effect or to prevent the Company from performing its obligations under this Agreement and (iv) as disclosed in Section 2.05(b) of the Company Disclosure Schedule.

         2.06 PERMITS; COMPLIANCE. Except as disclosed in Section 2.06 of the Company Disclosure Schedule, each of the Company and its subsidiaries is in possession of all (i) franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, identification and registration numbers, approvals and orders it reasonably believes are necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"). Section 2.06 of the Company Disclosure Schedule sets forth a list of each of the Company Permits and the jurisdiction issuing the same, all of which are in good standing and not subject to meritorious challenge. Section 2.06 of the Company Disclosure Schedule also sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of the Company or the Shareholders, threatened against the Company or any of its subsidiaries that could reasonably be expected to result in the loss, suspension or revocation of a Company Permit. Except as set forth in Section 2.06 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in conflict with, in default under or in violation of , and none of them has received, since July 31, 1997, from any Governmental Entity any written notice with respect to any conflict with, default under or violation of, (i) any Law applicable to the Company or any of its subsidiaries or by or to which any of their respective properties is bound or subject, (ii) any judgment, order or decree applicable to the Company or any of its subsidiaries or by or to which any of their respective properties is bound or subject, or (iii) any of the Company Permits.

         2.07 FINANCIAL STATEMENTS. The Company has provided Acquiror with true, correct and complete copies of its audited consolidated balance sheet, income statement and statement of cash flows for the years ended July 31, 1995, 1996 and 1997 and an unaudited consolidated balance sheet, income statement and statement of cash flows for the nine months ended April 30, 1998 (collectively, the "Company Financial Statements"). Each of the Company Financial Statements (including, in each case, any related notes thereto) (a) has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except (i) to the extent disclosed therein or required by changes in GAAP, and (ii) as may be indicated in the notes thereto, and (b) fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (subject, in the case of unaudited consolidated financial statements for interim periods, to adjustments, consisting only of normal, recurring accruals, necessary to present fairly such results of operations and cash flows, and except for the absence of notes).

         2.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as contemplated by this Agreement or as set forth in Section 2.08 of the Company Disclosure Schedule, since July 31, 1997 the Company and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and there has not been: (i) any damage, destruction or loss with respect to any assets of the Company or any of its subsidiaries that, whether or not covered by insurance, would constitute a Company Material Adverse Effect; (ii) any change by the Company or its subsidiaries in their significant accounting policies; (iii) except for dividends by a wholly owned subsidiary of the Company to the Company or to another wholly owned subsidiary of the Company, any declaration, setting aside or payment of any dividends or distributions in respect of shares of Company Stock or the shares of stock of, or other equity interests in, any subsidiary of the Company or any redemption, purchase or other acquisition of any of the Company's securities or any of the securities of any subsidiary of the Company;
(iv) any material increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, performance awards (including, without limitation, the granting of stock appreciation rights or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to any of the directors or officers of the Company or the employees of the Company and its subsidiaries as a group; or (v) any other Company Material Adverse Effect.

         2.09 LITIGATION. Except as disclosed in Section 2.09 of the Company Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of the Company or any of the Shareholders, threatened against the Company or any of its subsidiaries or any properties or rights of the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries is subject to any executory judgment, order, writ, injunction, decree or award of any Governmental Entity, including without limitation any cease and desist order and any consent decree, settlement agreement or other similar written agreement with any Governmental Entity.

         2.10     EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

                  (a) Each Benefit Plan (as hereinafter defined) is listed in
Section 2.10(a) of the Company's Disclosure Schedule. The Company has delivered or made available to Acquiror a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS") for each Benefit Plan for which a Form 5500 is required to be filed, (ii) such Benefit Plan, (iii) each trust agreement, if any, relating to such Benefit Plan,
(iv) the most recent summary plan description for each Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Benefit Plan subject to Title IV of the Employee Retirement and Income Security Act of 1974, as amended ("ERISA"), and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Benefit Plan qualified under section 401 of the Code. "Benefit Plans" shall mean any employee pension benefit plan (whether or not insured), as defined in
Section 3(2) of ERISA, any employee welfare benefit plan (whether or not insured) as defined in Section 3(1) of ERISA, any plans that would be employee pension benefit plans or employee welfare benefit plans if they were subject to ERISA, such as foreign plans and plans for directors, any stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock, or other stock plan (whether qualified or nonqualified), and any bonus or incentive compensation plan sponsored, maintained, or contributed to by the Company or any of its subsidiaries for the benefit of any of the present or former directors, officers, employees, agents, consultants, or other similar representatives providing services to or for the Company or any of its subsidiaries in connection with such services or any such plans which have been so sponsored, maintained, or contributed to within six years prior to the date of this Agreement; provided, however, that such term shall not include (x) routine employment policies and procedures developed and applied in the ordinary course of business and consistent with past practice, including wage, vacation, holiday, and sick or other leave policies, (y) workers compensation insurance, and (z) directors and officers liability insurance.

                  (b) With respect to each Benefit Plan, no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any of its subsidiaries could be subject to any liability under the terms of such Benefit Plan, ERISA, the Code, or any other applicable Law, other than any condition or set of circumstances that could not reasonably be expected to have a Company Material Adverse Effect.

                  (c) Each Benefit Plan intended to be qualified under section 401 of the Code (i) satisfies in form the requirements of such section except to the extent amendments are not required by Law to be made until a date after the Closing Date, (ii) has received a favorable determination letter from the IRS regarding such qualified status, (iii) has not, since receipt of the most recent favorable determination letter, been amended, and (iv) has not been operated in a way that would adversely affect its qualified status.

                  (d) There has been no termination or partial termination of any Benefit Plan within the meaning of section 411(d)(3) of the Code.

                  (e) There are no actions, suits, or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened against, or with respect to, any Benefit Plan or its assets that could reasonably be expected to have a Company Material Adverse Effect.

                  (f) There is no matter pending (other than routine qualification determination filings) with respect to any Benefit Plan before the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC"), or other governmental authority.

                  (g) All contributions required to be made to Benefit Plans pursuant to their terms and the provisions of ERISA, the Code, or any other applicable Law have been timely made.

                  (h) With respect to each Benefit Plan, no event has occurred and, to the knowledge of the Company or any of the Shareholders, there exists no condition or set of circumstances in connection with which the Company or any of its subsidiaries could be subject to any liability under the terms of such Benefit Plans, ERISA, the Code or any other applicable Law.

                  (i) There are no collective bargaining or other labor union contracts to which the Company or its subsidiaries is a party applicable to persons employed by the Company or its subsidiaries and no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries. There is no pending or, to the knowledge of the Company or the Shareholders, threatened labor dispute, strike or work stoppage against the Company or any of its subsidiaries. None of the Company, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or its subsidiaries that could reasonably be expected to have a Company Material Adverse Effect, and there is no pending or, to the knowledge of the Company or any of the Shareholders, threatened charge or complaint against the Company or any of its subsidiaries by the National Labor Relations Board or any comparable state agency.

                  (j) Section 2.10(j) of the Company Disclosure Schedule contains true and correct (i) copies of all employment agreements to which the Company or any of its subsidiaries is a party; (ii) listings of all officers of the Company who have executed a non-competition agreement with the Company or any of its subsidiaries; (iii) copies of all severance agreements, programs and policies of the Company or any of its subsidiaries with or relating to its, or any of its subsidiaries, employees; and (iv) summary descriptions of all plans, programs, agreements and other arrangements of the Company or any of its subsidiaries with or relating to its, or any of its subsidiaries, employees. Except as set forth in Section 2.10(j) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries will owe a severance payment or similar obligation to any of their respective employees, officers or directors as a result of the Merger or the other transactions contemplated by this Agreement, and none of such persons will be entitled to severance payments or other benefits as a result of the Merger or the other transactions contemplated by this Agreement in the event of the subsequent termination of their employment.

                  (k) No Benefit Plan provides retiree medical or retiree life insurance benefits, and neither the Company nor any of its subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide life insurance or medical benefits upon retirement or termination of employment of employees, other than as required by the provisions of Sections 601 through 608 of ERISA and section 4980B of the Code.

                  (l) Neither the Company nor any corporation, trade, business or entity under common control with the Company, within the meaning of section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA ("Commonly Controlled Entity") contributes to or has an obligation to contribute to, and has not within six years prior to the date of this Agreement contributed to or had an obligation to contribute to, a multi-employer plan within the meaning of
Section 3(37) of ERISA or a plan subject to Title IV of ERISA.

                  (m) Neither the Company nor any Commonly Controlled Entity has maintained a Benefit Plan which provides for the purchase of common stock of the Company.

                  (n) The Company has not taken any of the following or other similar actions since July 31, 1997: the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a change in control of the Company with respect to any of the Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 2.10(j) of this Agreement.

                  (o) In connection with the consummation of the transactions contemplated by this Agreement, no payments of money or other property, acceleration of benefits, or provision of other rights have been or will be made hereunder, under any agreement contemplated herein, or under any Benefit Plans or any of the programs, agreements, policies, or other arrangements described in
Section 2.10(j) of the Company Disclosure Schedule that would be reasonably likely to be nondeductible under section 280G of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provision to be triggered.

         2.11 TAXES. Except as set forth in Section 2.11 of the Company Disclosure Schedule,

                  (a) (i) All returns and reports of or with respect to any Tax which is required to be filed with respect to the Company or any its subsidiaries on or prior to the date hereof ("Tax Return") have been duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been so included and all information provided in each such Tax Return is true, correct and complete in all material respects, (iii) all Taxes required to be paid with respect to the period covered by each such Tax Return have been timely paid in full, (iv) all withholding Tax requirements imposed on or with respect to Company or any of its subsidiaries have been satisfied in all material respects, and (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

                  (b) There is no claim against the Company or any of its subsidiaries for Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to the Company or any of its subsidiaries other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in Section
2.11 of the Company Disclosure Schedule.

                  (c) The total amounts set up as liabilities for current and deferred Taxes in the Company Financial Statements are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to the Company and any of its subsidiaries up to and through the periods covered thereby.

                  (d) Except for statutory liens for current Taxes not yet due, no liens for Taxes exist upon any of the assets of the Company or any of its subsidiaries.

                  (e) Neither the Company nor any of its subsidiaries has made an election under section 341(f) of the Code.

         2.12 POOLING; TAX MATTERS. None of the Company, its affiliates or the Shareholders has taken or agreed to take any action that would prevent (a) the Merger from being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the rules, regulations and interpretations (the "Regulations") of the Securities and Exchange Commission (the "Commission") or (b) the Merger from constituting a reorganization within the meaning of section 368(a) of the Code. Without limiting the generality of the foregoing:

                  (a) Prior to and in connection with the Merger, (i) none of the Company Common Stock will be redeemed, (ii) no extraordinary distribution will be made with respect to Company Common Stock, and
         (iii) none of the Company Common Stock will be acquired by any person related (as defined in Treas. Reg. ss. 1.368-1(e)(3) without regard to ss. 1.368-1(e)(3)(i)(A)) to the Company.

                  (b) The Company and the Shareholders of the Company will each pay their respective expenses, if any, incurred in connection with the Merger.

                  (c) There is no intercorporate indebtedness existing between the Company and the Acquiror or between the Company and Acquisition Sub that was issued, acquired, or will be settled at a discount.

                  (d) The Company is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

                  (e) The Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

         2.13 AFFILIATES. Section 2.13 of the Company Disclosure Schedule identifies all persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company within the meaning of that term as used in Rule 144 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"), including, without limitation, all directors and executive officers of the Company.

         2.14 CERTAIN BUSINESS PRACTICES. None of the Company, any of its subsidiaries or any directors, officers, agents or employees of the Company or any of its subsidiaries (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful purposes relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

         2.15 ENVIRONMENTAL. Except as set forth in Section 2.15 of the Company Disclosure Schedule, the Company and each of its subsidiaries is in full compliance with all laws, rules, regulations, orders, judgments, decrees and other legal requirements, foreign and domestic, relating to the prevention of pollution and the protection of the environment, including, without limitation, all such legal requirements pertaining to human health and safety (collectively, "Environmental Laws"). Except as set forth in Section 2.15 of the Company Disclosure Schedule, there is no physical condition existing on any property ever owned, operated, leased or used by the Company or any of its subsidiaries nor are there any physical conditions existing on any other property that may have been impacted by the operations of the Company or any of its subsidiaries that could give rise to any remedial obligation under any Environmental Laws or that could result in any liability to any third party claiming damage to person or property as a result or consequence of such physical conditions. Except as set forth in Section 2.15 of the Company Disclosure Schedule, none of the Company or any of its subsidiaries has caused or permitted its businesses, properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance (as defined below) except in compliance with all Environmental Laws, and has not caused or permitted the Release (as defined below) or arrangement for transport or disposal of any Hazardous Substance on or off the site of any property of any of the Company or any of its subsidiaries. Except as set forth in Section 2.15 of the Company Disclosure Schedule, there are no underground storage tanks on, under, or about any property of the Company or any of its subsidiaries, and to the knowledge of the Company and the Shareholders, no underground storage tanks were previously located on such properties. The Company does not know of, and has not received any written or oral notice or other communications from any Governmental Entity or other third party relating to Hazardous Substances or remediation thereof, of possible liability of or enforcement against any person or entity pursuant to any Environmental Law, other environmental conditions in connection with properties of the Company or any of its subsidiaries, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing. The term "Hazardous Substance" shall mean, without limitation, any hazardous waste, as defined by 42 U.S.C. 6903(5), any hazardous substance, as defined by 42 U.S.C. 9601(14), any pollutant or contaminant, as defined by 42 U.S.C. 9601(33), asbestos or asbestos-containing materials, polychlorinated biphenyls, radon, crude oil or derivatives thereof, petroleum products, and all other toxic substances, hazardous materials or chemical substances regulated by any Environmental Law. The term "Release" shall have the meaning set forth in 42 U.S.C. 9601(22).

         2.16 UNDISCLOSED LIABILITIES. Except (i) as and to the extent of the amounts specifically reflected or accrued for in the balance sheet dated as of April 30, 1998, included in the Company Financial Statements, (ii) for liabilities or obligations incurred in the ordinary course of business since such balance sheet date, or (iii) as set forth in Section 2.16 of the Company Disclosure Schedule, none of the Company or any of its subsidiaries has any liabilities or obligations of any nature whether absolute, accrued, contingent or otherwise, and whether due or to become due.

Neither the Company nor any of the Shareholders knows of any basis for the assertion against the Company or any of its subsidiaries of any liability or obligation not excepted by the preceding clauses (i) through (iii) of this Section.

         2.17 CERTAIN AGREEMENTS. Except as set forth in Section 2.17 of the Company Disclosure Schedule, none of the Company or any of its subsidiaries is a party to, or bound by, any contract, agreement or organizational document which purports to restrict, by virtue of a noncompetition, territorial exclusivity or other provision covering such subject matter, the scope of the business or operations of any of the Company or any of its subsidiaries geographically or otherwise.

         2.18 CONTRACTS AND COMMITMENTS. Section 2.18 of the Company Disclosure Schedule sets forth (i) a list of each contract or commitment to which the Company or any of its subsidiaries is a party or by which its or their property is bound that involves consideration or other expenditure in excess of $25,000 or performance over a period of more than six months or that is otherwise material to the business or operations of the Company and its subsidiaries, taken as a whole ("Material Contracts"); (ii) a list of all real or personal property leases to which any of the Company or any of its subsidiaries is a party involving consideration or other expenditure in excess of $25,000 over the term of the lease ("Material Leases"); (iii) a list of guarantees, or agreements to indemnify or be contingently liable for, the payment or performance by any person or business entity to which any of the Company or any of its subsidiaries is a party ("Guarantees"); and (iv) a list of contracts or other formal or informal understandings between the Company or any of its subsidiaries and any of its officers, directors, employees, consultants, agents or shareholders (or any of such shareholders' family members or affiliates) ("Affiliate Agreements"). True and complete copies of each Material Contract, Material Lease, Guarantee and Affiliate Agreement has been furnished to Acquiror prior to the date hereof. Except as specifically disclosed in
Section 2.18 of the Company Disclosure Schedule, each of the Material Contracts, Material Leases, Guarantees and Affiliate Agreements constitutes the valid and legally binding obligation of the parties thereto and is in full force and effect without default on the part of the Company, and to the knowledge of the Company and the Shareholders, any other party thereto.

         2.19 AFFILIATE INTERESTS. None of the Shareholders nor any employee, consultant, officer or director, or former shareholder, employee, consultant, officer or director, of the Company or any of its subsidiaries has any interest, direct or indirect, in any property, tangible, or intangible, including, without limitation, patents, trade secrets, other confidential business information, trademarks, service marks or trade names used in or pertaining to the business of the Company or any of its subsidiaries, except for the normal rights of a shareholder and as set forth in Section 2.19 of the Company Disclosure Schedule.

         2.20 INTELLECTUAL PROPERTY. The Company or one or more of its subsidiaries own, or hold licenses under or otherwise have the right to use or sublicense, all foreign and domestic patents, trademarks (common law and registered), trademark registration applications, service marks (common law and registered), service mark registration applications, trade names and copyrights, copyright applications, trade secrets, know-how and other proprietary information as it reasonably believes are necessary for the conduct of the business of the Company and its subsidiaries as currently conducted. A list of all such intellectual property is set forth in Section 2.20 of the

Company Disclosure Schedule. Neither the Company nor any of its subsidiaries is currently in receipt of any notice of infringement or notice of conflict with the asserted rights of others in any patents, trademarks, service marks, trade names, trade secrets and copyrights owned or held by other persons, except, in each case, for matters that could not reasonably be expected to have a Company Material Adverse Effect. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or breach the terms of or cause any cancellation of any material license held by the Company or any of its subsidiaries under, any patent, trademark, service mark, trade name, trade secret or copyright.

         2.21 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of the Shareholders.

         2.22 INSURANCE. Section 2.22 of the Company Disclosure Schedule sets forth a list of all policies of insurance currently in effect relating to the business or operations of the Company and its subsidiaries (true and complete copies of which have been furnished to Acquiror). Such insurance policies are in full force and effect. The Company and each of its subsidiaries are presently insured, and during each of the past five (5) calendar years have been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Except as set forth in Section 2.22 of the Company Disclosure Schedule, the policies of general liability, malpractice or professional liability, fire, theft and other insurance maintained with respect to the operations, assets or businesses of the Company and its subsidiaries provide what the Company reasonably believes to be adequate coverage against loss. The Company or its subsidiaries have given in a timely manner to their insurers all notices required to be given under such insurance policies with respect to all claims and actions covered by insurance, and no insurer has denied coverage of any such claims or actions or reserved it rights in respect of or rejected any of such claims. None of the Company or any of its subsidiaries has received any notice or other communication from any such insurer canceling or materially amending any of such insurance policies, and no such cancellation is pending or, to the knowledge of the Company, threatened.

         2.23 PROPERTIES. Except as set forth in Section 2.23 of the Company Disclosure Schedule, the Company and its subsidiaries have good and marketable title, free and clear of all liens to all their material properties and assets whether tangible or intangible, real, personal or mixed, reflected in the Company Financial Statements as being owned by the Company and its subsidiaries, as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such Company Financial Statements, (ii) liens disclosed in the notes to such financial statements, (iii) statutory liens for current Taxes not yet due and
(iv) liens arising in the ordinary course of business. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or subleases by the Company or any of its subsidiaries are held under valid instruments enforceable in accordance with their respective terms, subject to applicable Laws of bankruptcy, insolvency or similar Laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). All of the Company's and its subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted. Prior to the Closing, the real property identified in Section 5.01(f) of the Company Disclosure Schedule (the "Real Property") was transferred by the Company to Silver Stone Properties, LLC and a promissory note was issued from Silver Stone Properties, LLC to the Company in the amount of the indebtedness encumbering such Real Property.

         2.24 GOOD TITLE. Each of the Shareholders is the sole record and beneficial owner of, and has good and valid title to, the number of shares of Company Stock set forth opposite such Shareholder's name on Schedule 1.06(a) to this Agreement, free and clear of all liens, claims, encumbrances, options, voting trusts or agreements, proxies or other claims or charges of any nature whatsoever (other than resulting from this Agreement).

         2.25     CERTAIN SECURITIES LAW MATTERS.

                  (a) Each of the Shareholders, either alone or with his purchaser representative as defined in Rule 501(h) under the Securities Act, if any, has substantial experience in evaluating and investing in private placement transactions so that such Shareholder is capable of evaluating the merits and risks of its investment in the Acquiror Shares. Each of the Shareholders, by reason of such Shareholder's business or financial experience, either alone or with his purchaser representative as defined in Section 501(h) under the Securities Act, if any, has the capacity to protect such Shareholder's own interests in connection with the acquisition of the Acquiror Shares hereunder. Each of the Shareholders who has designated himself, herself or itself, as the case may be, (i) as an "accredited investor" on the signature page hereto is an "accredited investor" as defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act or (ii) as a "nonaccredited investor" is not an "accredited investor" and, either alone or with his purchaser representatives, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the transactions contemplated by this Agreement. Acquiror has provided each of the Shareholders or his purchaser representative, if any, with copies of the Acquiror SEC Reports (as such term is defined in Section 3.05). Each of the Shareholders or his purchaser representative, if any, is familiar with the business and financial condition, properties, operations and prospects of Acquiror and has had an opportunity to discuss Acquiror's business and financial condition, properties, operations and prospects with Acquiror's management. Each of the Shareholders or his purchaser representative, if any, has also had an opportunity to ask questions of officers of Acquiror, which questions were answered to such Shareholder's satisfaction. Each of the Shareholders understands that such discussion was intended to describe certain aspects of Acquiror's business and financial condition, properties, operations and prospects, but were not a thorough or exhaustive description.

                  (b) Each of the Shareholders understands that the Acquiror Shares may be "restricted securities" under the applicable federal securities laws and that the Securities Act and the rules of the Commission provide in substance that such Shareholder may dispose of the Acquiror Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and each Shareholder further understands that, except to the limited extent provided in the Registration Rights Agreement (as hereinafter defined) and in this section below, Acquiror has no obligation or intention to register the Acquiror Shares, or to take action so as to permit sales pursuant to the Securities Act (including Rule 144) thereunder which permits limited resales of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the issue, the resale occurring not less than one (1) year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions with a "market maker" and the number of shares being sold not exceeding specified limitations. Accordingly, such Shareholder understands that under the Commission's rules, such Shareholder may dispose of the Acquiror Shares in transactions which are exempt from registration under the Securities Act. As a consequence of all of the foregoing, each Shareholder understands that such Shareholder must bear the economic risk of the investment in the Acquiror Shares for an indefinite period of time. Notwithstanding the foregoing, Acquiror agrees that:

                  (i) For so long as and to the extent necessary to permit the Shareholders to sell the Acquiror Shares pursuant to Rules 144 or 145 promulgated under the Securities Act, Acquiror shall (a) use its reasonable efforts to (x) file on a timely basis all reports, data and other information required to be filed with the Commission by it pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (y) to furnish any Shareholder upon request a written statement confirming that Acquiror has complied with such reporting requirements during the twelve (12) months preceding any proposed sale of the Acquiror Shares by any such Shareholder under Rules 144 or 145, Acquiror has filed all reports, data and other information required to be filed with the Commission by it under the Exchange Act during the twelve (12) months preceding the date of this Agreement.

                  (ii) The legends set forth on the certificates representing the Acquiror Shares shall be removed by delivery of substitute certificates without such legend, if such legend is not required for purposes of the Securities Act or this Agreement. It is agreed that such restrictive legends and related stop orders will be removed if (x) Acquiror has received either a written opinion of counsel, which such counsel and opinion shall be reasonably satisfactory to Acquiror, or a "no action" letter obtained from the Commission, to the effect that the Acquiror Shares subject thereto may be transferred free of the restrictions imposed by Rules 144 or 145, or (y) in the event of a sale of the Acquiror Shares which has been registered under the Securities Act or made in conformity with the provisions of Rules 144 or 145.

                  (c) Each of the Shareholders acknowledges and agrees that such Shareholder is not relying upon Acquiror or the Company or their respective officers, directors, employees or agents, as to the United States federal income tax or any other tax consequences to such Shareholder of the transactions contemplated by this Agreement. As to all such tax consequences, such Shareholder hereby agrees and represents that such Shareholder has consulted with such Shareholder's own legal and tax advisors to the extent that such Shareholder has deemed such consultation necessary or appropriate, that such Shareholder is making such Shareholder's own determination as to what the tax consequences of the transactions contemplated hereby will be to such Shareholder and that neither Acquiror nor the Company is making any representation, express or implied, as to any such tax consequences.

         2.26 AUTHORIZATION AND VALIDITY OF AGREEMENT. Each of the Shareholders has the full power, legal right, capacity and authority to enter into, execute and deliver this Agreement and to carry out and perform the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

         Acquiror hereby represents and warrants to the Company and the Shareholders that:

         3.01 ORGANIZATION AND QUALIFICATION. Acquiror is a limited liability company duly organized, validly existing and in good standing under the laws of The Netherlands and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Texas. Each of the Acquiror Companies has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing could not reasonably be expected to have an Acquiror Material Adverse Effect. The term "Acquiror Material Adverse Effect" as used in this Agreement shall mean any change or effect that would be materially adverse to the financial condition, results of operations, business or prospects of Acquiror and its subsidiaries, taken as a whole, at the time of such change or effect.

         3.02     CAPITALIZATION.

                  (a) The authorized capital stock of Acquiror consists of (i) 100,000,000 Acquiror Shares, of which, as of May 31, 1998: (A) 24,884,167 are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights created by statute, Acquiror's Articles of Association or Bylaws (or the equivalent organizational documents) (collectively, the "Acquiror Organizational Documents") or any agreement to which Acquiror is a party or is bound; (B) no shares are held in the treasury of Acquiror and (C) 1,785,000 shares are reserved for future issuance pursuant to stock option plans of Acquiror and (ii) 3,000,000 Preference Shares, par value NLG 0.03, none of which were issued or outstanding. The authorized capital stock of Acquisition Sub consists of 1,000 shares of common stock, par value $.01 per share, of which, as of the date hereof, 1,000 shares are issued and outstanding. All of the issued and outstanding capital stock of Acquisition Sub is owned by Core Laboratories, Inc., a wholly-owned subsidiary of Acquiror.

                  (b) The Acquiror Shares to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable.

                  (c) There are no voting trusts or other agreements or understandings to which Acquiror or any of its subsidiaries is a party with respect to the voting of the capital stock of Acquiror or any of its subsidiaries.

         3.03 AUTHORITY. Each of the Acquiror Companies has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Acquiror Companies and the performance by each of the Acquiror Companies of its obligations hereunder, including the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of either of the Acquiror Companies are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Acquiror Companies and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes the legal, valid and binding obligation of each of the Acquiror Companies.

         3.04     NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) Assuming that all consents, licenses, permits, waivers, approvals, authorizations, orders, filings and notifications contemplated by the exceptions to Section 3.04(b) are obtained or made and except as otherwise disclosed in Section 3.04(a) of the Disclosure Schedule delivered by Acquiror to the Company contemporaneously with the execution and delivery of this Agreement (the "Acquiror Disclosure Schedule"), the execution and delivery of this Agreement by the Acquiror Companies does not, and performance of their respective obligations hereunder, including the consummation of the transactions contemplated hereby, will not (with or without notice or lapse of time or both)
(i) conflict with or violate the Acquiror Organizational Documents or the Articles of Incorporation or Bylaws of Acquisition Sub, (ii) conflict with or violate any Laws in effect as of the date of this Agreement or any judgment, order or decree applicable to Acquiror or any of Acquiror's subsidiaries or by or to which any of their properties is bound or subject or (iii) result in any breach of or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of Acquiror or any of Acquiror's subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror or any of Acquiror's subsidiaries is a party or by or to which Acquiror or any of Acquiror's subsidiaries or any of their respective properties is bound or subject.

                  (b) The execution and delivery of this Agreement by the Acquiror Companies does not, and the performance of this Agreement by the Acquiror Companies, including the consummation of the transactions contemplated hereby, will not require Acquiror or Acquisition Sub to obtain any consent, license, permit, waiver approval, authorization or order of, or to make any filing with or notification to, any Governmental Entities, except (i) for the filing of Articles of Merger with the Secretary of State of the State of Texas,
(ii) the applicable requirements of the HSR Act, (iii) the applicable requirements of the Exchange Act and the National Association of Securities Dealers, Inc. (the "NASD"), (iv) where the failure to obtain such consents, licenses, permits, waivers, approvals, authorizations or orders, or to make such filings or notifications could not reasonably be expected to prevent Acquiror or Acquisition Sub from performing their respective obligations under this Agreement and (v) as disclosed in Section 3.04(b) of the Acquiror Disclosure Schedule.

         3.05     REPORTS; FINANCIAL STATEMENTS.

                  (a) Since December 31, 1997, Acquiror has filed all forms, reports, statements and other documents required to be filed with the Commission, including without limitation (i) all Annual Reports on Form 10-K,
(ii) all Quarterly Reports on Form 10-Q, (iii) all proxy statements relating to meetings of shareholders (whether annual or special), (iv) all Current Reports on Form 8- K and (v) all other reports, schedules, registration statements or other documents (collectively referred to as the "Acquiror SEC Reports"). The Acquiror SEC Reports were prepared in all material respects in accordance with the requirements of applicable Law (including the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to the Acquiror SEC Reports) and the Acquiror SEC Reports did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Acquiror has provided the Shareholders with true and complete copies of all Acquiror SEC Reports.

                  (b) Each of the historical consolidated financial statements (including, in each case, any related notes thereto) contained in the Acquiror SEC Reports (i) have been prepared in accordance with the published rules and regulations of the Commission and GAAP applied on a consistent basis throughout the periods involved (except (A) to the extent disclosed therein or required by changes in GAAP, (B) as may be indicated in the notes thereto and (C) in the case of the unaudited financial statements, as permitted by the rules and regulations of the Commission) and (ii) fairly present the consolidated financial position of Acquiror and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (subject, in the case of unaudited consolidated financial statements for interim periods, to adjustments, consisting only of normal, recurring accruals, necessary to present fairly such results of operations and cash flows).

         3.06 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Acquiror SEC Reports filed prior to the date of this Agreement or as contemplated by this Agreement, since December 31, 1997, Acquiror and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and there has not been any Acquiror Material Adverse Effect.

         3.07 POOLING; TAX MATTERS. Neither the Acquiror nor any of its affiliates has taken or agreed to take any action that would prevent (a) the Merger from being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the Regulations of the Commission or (b) the Merger from constituting a reorganization within the meaning of section 368(a) of the Code.

         3.08 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

                                   ARTICLE IV

                          COVENANTS OF THE SHAREHOLDERS

         4.01 AFFIRMATIVE COVENANT. Each of the Shareholders covenants and agrees that, prior to the Closing Date, such Shareholder will take all commercially reasonable actions necessary to ensure that the Company complies with Articles V and VII hereof.

         4.02 NEGATIVE COVENANTS. Each of the Shareholders covenants and agrees that, prior to the Effective Time, such Shareholder will not:

                  (a) take any action that reasonably could be expected to result in (i) any of the representations and warranties of such Shareholder and the Company set forth in Article II hereof becoming untrue or (ii) any of the conditions set forth in Article IX hereof not being satisfied; or

                  (b) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction (as hereinafter defined), or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to, or endorse, any Competing Transaction, or authorize or permit any agent, investment banker, financial advisor, attorney, accountant or other representative retained by such Shareholder to take any such action, and such Shareholder shall promptly notify Acquiror of all relevant terms of any such inquiries or proposals received by such Shareholder or by any such agent, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, such Shareholder shall promptly deliver or cause to be delivered to Acquiror a copy of such inquiry or proposal. For purposes of this Agreement, "Competing Transaction" shall mean any merger, consolidation, share exchange, business combination or similar transaction involving the Company or any of its subsidiaries or the acquisition in any manner, directly or indirectly, of a material interest in any voting securities of, or a material equity interest in a substantial portion of the assets of, the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement.

         4.03 REPLACEMENT OF PROMISSORY NOTE. On or prior to six (6) months after the Closing Date, the Shareholders shall repay the promissory note issued in favor of the Company from Silver Stone Properties, LLC in connection with the sale of the Real Property.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

         5.01 AFFIRMATIVE COVENANTS OF THE COMPANY. The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Acquiror, the Company will and will cause each of its subsidiaries to:

                  (a) operate its business in the usual and ordinary course consistent with past practices;

                  (b) use all reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its respective customers and suppliers;

                  (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice;

                  (d) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

                  (e) ensure that the cash on hand at the Company shall not be less than $580,646.18 and the aggregate outstanding balance of long-term and short-term debt shall not be greater than $7,717,953.00.

                  (f) execute any additional documents and instruments necessary to effectively transfer the Real Property described in Section 5.01(f) of the Company Disclosure Schedule to Silver Stone Properties, LLC and to evidence assumption of the underlying indebtedness encumbering such Real Property;

                  (g) use its best efforts to ensure that the Shareholders' Representative shall execute and deliver the Escrow Agreement; and

                  (h) execute a lease arrangement (the "Lease") covering the Real Property, in substantially the form attached hereto as Exhibit E.

         5.02 NEGATIVE COVENANTS OF THE COMPANY. Except as expressly contemplated by this Agreement or otherwise consented to in writing by Acquiror, from the date of this Agreement until the Effective Time, the Company will not do, and will not permit any of its subsidiaries to do, any of the following:

                  (a) (i) increase the compensation payable to or to become payable to any director or executive officer; (ii) increase the compensation payable or pay bonuses to employees of the Company (excluding payments made pursuant to agreements disclosed in Section 2.10(j)
         of the Company Disclosure Schedule) other than in the ordinary course of business, (iii) grant any severance or termination pay (other than pursuant to the normal severance practices of the Company or its subsidiaries as in effect on the date of this Agreement) to, or enter into any employment or severance agreement with, any director, officer or employee; (iv) except as set forth in Section 2.10(a) of the Company Disclosure Schedule, establish, adopt or enter into any Benefit Plan or
         (v) except as may be required by applicable Law or as set forth in
         Section 2.10(a) of the Company Disclosure Schedule, amend, or take any other actions (including, without limitation, the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a "change in control" (as defined in the respective plans) of the Company, with respect to any of the Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 2.10(a) of this Agreement;

                  (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock or other equity interests, except dividends by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company;

                  (c) (i) except as described in Section 2.03(c) of the Company Disclosure Schedule, redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock (other than any such acquisition directly from any wholly owned subsidiary of the Company in exchange for capital contributions or loans to such subsidiary), or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations;
         (ii) effect any reorganization or recapitalization of the Company or any of its subsidiaries; or (iii) split, combine or reclassify any of its or its subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its subsidiaries' capital stock;

                  (d) (i) except as set forth in Section 2.03(a) hereof or as described in Section 2.03(c) of the Company Disclosure Schedule, issue (whether upon original issue or out of treasury), sell, grant, award, deliver or limit the voting rights of any shares of any class of its or its subsidiaries' capital stock, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares; (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms materially more favorable to the holders thereof; or (iii) take any action to accelerate the vesting of any of the stock options;

                  (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice), except that the Company may continue negotiations with and, subject to the prior approval of Acquiror, consummate the acquisition of Explosivos Tecnologicos Argentinos, S.A. presently being negotiated;

                  (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets or any assets of any of its subsidiaries, except for pledges or dispositions of assets in the ordinary course of business and consistent with past practice;

                  (g) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to, or endorse, any Competing Transaction, or authorize or permit any of the officers, directors, employees or agents of the Company or any of its subsidiaries or any agent, investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of the Company's subsidiaries to take any such action, and the Company shall promptly notify Acquiror of all relevant terms of any such inquiries or proposals received by the Company or any of its subsidiaries or by any such officer, director, employee, agent, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, the Company shall promptly deliver or cause to be delivered to Acquiror a copy of such inquiry or proposal;

                  (h) release any third party from its obligations under any existing standstill agreement or arrangement relating to a Competing Transaction or otherwise under any confidentiality or other similar agreement relating to information material to the Company or any of its subsidiaries;

                  (i) propose to adopt any amendments to its Articles of Incorporation or its Bylaws that would have an adverse effect on the consummation of the transactions contemplated by this Agreement;

                  (j) (i) change any of its significant accounting policies or
         (ii) make or rescind any express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending July 31, 1997, except, in the case of clause (i) or clause (ii), as may be required by Law or GAAP;

                  (k) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument or under any financing lease, whether pursuant to a sale-and-leaseback transaction or otherwise, except in the ordinary course of business consistent with past practice;

                  (l) enter into any material arrangement, agreement or contract with any third party (other than customers in the ordinary course of business); or

                  (m) agree in writing or otherwise to do any of the foregoing.

                                   ARTICLE VI

                              COVENANTS OF ACQUIROR

         6.01 AFFIRMATIVE COVENANTS OF ACQUIROR. Acquiror hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Company and the Shareholders, Acquiror will:

                  (a) use all reasonable efforts to preserve substantially intact its business organization;

                  (b) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

                  (c) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

         6.02 NEGATIVE COVENANTS OF ACQUIROR. Except as expressly contemplated by this Agreement or otherwise consented to in writing by the Company and the Shareholders, from the date of this Agreement until the Effective Time, Acquiror will not do any of the following:

                  (a) amend any of the material terms or provisions of the Acquiror Shares;

                  (b ) knowingly take any action that would result in a failure to maintain the listing of the Acquiror Shares on the Nasdaq Stock Market or any other nationally recognized stock market;

                  (c) propose to adopt any amendments to the Acquiror Organizational Documents that would have an adverse effect on the consummation of the transactions contemplated by this Agreement; or

                  (d) agree in writing or otherwise to do any of the foregoing.

         6.03 PAYMENT TO LENDER OF THE COMPANY. All indebtedness of the Company and its subsidiaries to the Company's lender in the amounts set forth on
Schedule 6.03 shall have been paid in full by Acquiror within ten (10) days of Closing, and Acquiror shall undertake to have all liens released and discharged and provide evidence of same to the Shareholders' Representative.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.01 NOTIFICATION OF CERTAIN MATTERS. The Company and each of the Shareholders shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to the Company, orally and in writing, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of the party giving such notice contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time, (ii) any material failure of the party giving such notice to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder within the time specified therefor and
(iii) any change or event having, or which, insofar as can be reasonably foreseen, could have, a material adverse effect on the financial condition, results of operations, business or prospects of Acquiror or the Company.

         7.02 ACCESS AND INFORMATION. Between the date hereof and the Closing Date:

                  (a) The Company shall, and shall cause its subsidiaries to,
         (i) afford to Acquiror and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Acquiror Representatives") access during ordinary business hours and at other reasonable times, upon reasonable prior notice, to the officers, employees, accountants, agents, properties, offices and other facilities of the Company and its subsidiaries and to the books and records thereof and (ii) furnish promptly to Acquiror and the Acquiror Representatives such information concerning the business, properties, contracts, records and personnel of the Company and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by Acquiror or the Acquiror Representatives.

                  (b) Acquiror shall, and shall cause its subsidiaries to, (i) afford to the Company and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Company Representatives") access during ordinary business hours, upon reasonable prior notice, to the officers, employees, accountants, agents, properties, offices and other facilities of Acquiror and its subsidiaries and to the books and records thereof and (ii) furnish promptly to the Company and the Company Representatives such information concerning the business, properties, contracts, records and personnel of Acquiror and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by the Company or the Company Representatives.

                  (c) Notwithstanding the foregoing provisions of this Section 7.02, neither party shall be required to grant access or furnish information to the other party to the extent that such access or the furnishing of such information is prohibited by Law or contract. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties that are contained herein and each such representation and warranty shall survive such investigation.

                  (d) Each party to this Agreement shall hold in confidence and not disclose, except on a "need to know" basis to its respective Acquiror Representatives or Company Representatives, as the case may be, all nonpublic information received from the other party to this Agreement ("Confidential Information") until such time as such Confidential Information is otherwise publicly available and, if this Agreement is terminated, each party will deliver to the other party all documents, work papers and other materials (including copies) obtained by such party or on its behalf from another party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof. The foregoing obligations of confidentiality and nondisclosure shall be effective for a period of two (2) years after such termination; provided that such obligations of the Acquiror Companies shall terminate at the Closing.

                  (e) In the event that a party, or anyone to whom it supplies Confidential Information, receives a request to disclose all or any part of the Confidential Information under the terms of a subpoena or order issued by a Governmental Entity, the party agrees (i) to notify the other party immediately of the existence, terms and circumstances surrounding such request, (ii) to consult with the other party on the advisability of taking legally available steps to resist or narrow such request, and (iii) if disclosure of such Confidential Information is required to prevent a party from being held in contempt or subject to other penalty, to furnish only such portion of the Confidential Information as the disclosing party is legally compelled to disclose and to exercise its best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information.

         7.03     APPROPRIATE ACTION; CONSENTS; FILINGS.

                  (a) The Company and Acquiror shall each use, and shall cause each of their respective subsidiaries to use, and each of the Shareholders shall use all reasonable efforts promptly (i) to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) to obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by the Company, Acquiror or any of the Shareholders, respectively, or any of the Company's or Acquiror's respective subsidiaries, in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (iii) to make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (B) the HSR Act and (C) any other applicable Law; provided that Acquiror and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Acquiror shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

                  (b) Acquiror, the Company and each of the Shareholders agree, and Acquiror and the Company shall cause each of their respective subsidiaries, to cooperate and to use all reasonable efforts to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Acquiror, the Company and each of the Shareholders also agree to take any and all reasonable actions, including, without limitation, the disposition of assets or the withdrawal from doing business in particular jurisdictions, required by regulatory authorities as a condition to the granting of any approvals required in order to permit the consummation of the Merger or as may be required to avoid, lift, vacate or reverse any legislative or judicial action that would otherwise cause any condition to the Merger not to be satisfied; provided, however, that in no event shall any party take, or be required to take, any action that could reasonably be expected to have a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

                  (c) The Company, Acquiror and each of the Shareholders shall each promptly give (or shall cause their respective subsidiaries to give) any notices regarding the Merger, this Agreement or the transactions contemplated hereby to third parties required by Law or by any contract, license, lease or other agreement to which such person is a party or by which such person is bound, and use (and cause its subsidiaries to use) all reasonable efforts to obtain any third party consents (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated by this Agreement or (iii) required to prevent a Company Material Adverse Effect or an Acquiror Material Adverse Effect, respectively, from occurring after the Effective Time.

                  (d) If any party shall fail to obtain any third party consent described in subsection (c)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and Acquiror, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

         7.04 AFFILIATES; POOLING. The Company shall use all reasonable efforts to obtain and deliver to Acquiror an executed letter agreement, substantially in the form of Exhibit C hereto (the "Company Affiliates' Letter"), from (i) each person identified as an affiliate of the Company in
Section 2.13 of the Company Disclosure Schedule within five (5) days after the execution hereof, (ii) any person who may be deemed to have become an affiliate of the Company after the date of this Agreement and on or prior to the Effective Time as soon as practicable after such person attains such status and (iii) any person whose agreement thereto may be deemed reasonably necessary by Acquiror to sustain the Merger's status as a "pooling of interest" for financial accounting purposes (a "Pooling Transaction").

         7.05 PUBLIC ANNOUNCEMENTS. Acquiror and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement prior to such consultation; provided, however, that a party may, without consulting with the other party, issue such a press release or make such a public statement if required by applicable Law or the rules of the NASD or a national securities exchange if such party has used commercially reasonable efforts to consult with the other party but has been unable to do so in a timely manner.

         7.06 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company or Acquiror, as the case may be; provided that any expenses associated with any fees associated with the HSR filing shall be split between Acquiror and the Company. The Shareholders shall not charge the Company or any of its subsidiaries, or cause the Company or any of its subsidiaries to pay or be liable, for any costs or expenses incurred by any of the Shareholders in connection with this Agreement or the transactions contemplated hereby. Any such costs, expenses or fees not paid by the Company prior to the Closing will become the obligation of the Surviving Corporation upon consummation of the Merger.

         7.07     EMPLOYEES OF COMPANY.

                  (a) As soon as reasonably practicable after the Effective Time, but in any event not later than January 1, 1999, Acquiror shall provide employee benefit plans and arrangements to employees of the Company and its subsidiaries that are similar to the employee benefit plans and arrangements of Acquiror for similarly situated employees of the Acquiror as in effect immediately prior to the Effective Time.

                  (b) The employees of Company and its subsidiaries shall be credited for their actual years of service with the Company for purposes of eligibility, vesting and benefit accrual under all benefit plans provided by Acquiror in accordance with this Section 7.07, including, but not limited to, vacation, severance, retirement and disability plans.

                  (c) Such employee benefits under any medical plan provided by Acquiror in accordance with this Section 7.07 shall not be subject to any exclusions for any pre-existing conditions, and credit shall be received for any deductibles or out-of-pocket amounts previously paid by employees of the Company and its subsidiaries for the current plan year under the medical plan maintained by the Company.

                  (d) Nothing in this Agreement is intended to confer upon any employee of the Company or its subsidiaries retained by Acquiror after Closing ("Retained Employees") any right to continued employment after evaluation by Acquiror and its affiliates of their employment needs at any time after the Closing.

                  (e) Notwithstanding any provision in this Agreement to the contrary, Acquiror expressly reserves the right to amend, modify, or terminate any Benefit Plan, program or policy established or maintained by Acquiror or any of its affiliates (including, without limitation, the Company or its subsidiaries) for the benefit of the Retained Employees.

         7.08 TAX-FREE REORGANIZATION. Subject to the terms and conditions hereof, Acquiror and the Company shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of section 368(a) of the Code. Acquiror shall cause the Company to comply with all applicable reporting requirements under section 367(a) of the Code and U.S. Treasury Regulations issued thereunder.

         7.09 INFORMATION FOR TAX RETURNS. From and after the Closing, the Acquiror Companies shall cooperate with the Shareholders by providing and granting access to the Shareholders, promptly upon request, to such records, documents and other information regarding the Company and its subsidiaries as the Shareholders may reasonably request from time to time, in connection with the preparation or audit of any Tax Returns of any of the Company, its subsidiaries or the Shareholders, and for audits, disputes, refund claims, or litigation or other proceedings relating thereto.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.01     IN GENERAL. Subject to the terms and conditions of this
Article VIII, the Shareholders agree, jointly and severally, to indemnify, defend and hold harmless Acquiror and its directors, officers, employees, consultants, affiliates and controlling persons (collectively, and including the Company and its subsidiaries after the Effective Time, the "Acquiror Indemnified Parties"), from and against all Claims asserted against, resulting from, imposed upon or incurred by Acquiror or any other Acquiror Indemnified Party, directly or indirectly, by reason of, arising out of, or resulting from (a) the inaccuracy or breach of any representation or warranty of the Company or any of the Shareholders contained in or made pursuant to this Agreement, (b) the breach of any covenant or agreement of the Company or any of the Shareholders contained in or made pursuant to this Agreement or (c) any Release of Hazardous Substances on any property currently or previously owned, operated, leased, or used by Company or any of its subsidiaries or any transport, disposal, or arrangement for transport or disposal of any Hazardous Substances to or at any site located offsite the property currently owned or leased by the Company. It is agreed among the parties hereto that the obligations of the Shareholders to the Acquiror Indemnified Party pursuant to this Section 8.01 be satisfied only pursuant to the Escrow Agreement and the procedures set forth in Sections 8.04 and 8.05 hereof. As used in this Article VIII, the term "Claim" shall include
(i) all debts, liabilities and obligations, (ii) all losses, damages, costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs and reasonable attorneys' fees and expenses), and (iii) all demands, claims, actions, costs of investigation, causes of action, proceedings, arbitrations, judgments, settlements and assessments, whether or not ultimately determined to be valid.

         8.02 NO EXHAUSTION OF REMEDIES. The Shareholders acknowledge that their obligation under Section 8.01 of this Agreement is independent of the obligations of the Company pursuant to this Agreement, and that the Shareholders waive any right to require the Acquiror Indemnified Parties to (i) proceed against the Company; or (ii) pursue any other remedy whatsoever in the power of the Acquiror Indemnified Parties.

         8.03 DEFENSE OF THIRD PARTY CLAIMS. The obligation of the Shareholders to indemnify the Acquiror Indemnified Parties under this Article VIII with respect to Claims relating to or arising from third parties (a "Third Party Claim") shall be subject to the following terms and conditions:

                  (a) Notice and Defense. The Acquiror Indemnified Party will give the other party or parties (whether one or more, the "Indemnifying Party") prompt written notice (including all documents and other nonprivileged information in the Acquiror Indemnified Party's possession related thereto) of any such Third Party Claim, and the Indemnifying Party may undertake the defense thereof by representatives chosen by it upon written notice to the Acquiror Indemnified Party provided within 20 days of receiving notice of such Third Party Claim (or sooner if the nature of the Third Party Claim so requires). Failure of the Acquiror Indemnified Party to give such notice shall not affect the Indemnifying Party's duty or obligations under this Article VIII, except to the extent the Indemnifying Party is materially prejudiced thereby. The Acquiror Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials required by the Indemnifying Party and in the possession or under the control of the Acquiror Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any such claim, and shall in other respects give reasonable cooperation in such defense.

                  (b) Failure to Defend. If the Indemnifying Party, within 20 days after notice of any such Third Party Claim (or sooner if the nature of any Third Party Claim so requires), fails to undertake the defense of such Third Party Claim actively and in good faith, then the Acquiror Indemnified Party shall have the right, but not the obligation, to undertake the defense, compromise or settlement of such Third Party Claim, or consent to the entry of a judgment with respect thereto.

                  (c) Acquiror Indemnified Party's Rights. Anything in this
         Article VIII to the contrary notwithstanding, (i) if there is a reasonable probability that the Third Party Claim may adversely affect the Acquiror Indemnified Party other than as a result of money damages or other money payments in an aggregate amount of less than $100,000, the Acquiror Indemnified Party shall have the right to defend, compromise or settle such Third Party Claim (provided that the Acquiror Indemnified Party shall not settle such Third Party Claim or consent to any judgment without first obtaining the consent of the Indemnifying Party, which shall not be unreasonably withheld), and (ii) the Indemnifying Party shall not without the written consent of the Acquiror Indemnified Party, settle or compromise any Third Party Claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Acquiror Indemnified Party of an unconditional release from all liability in respect of such Third Party Claim.

         8.04 PAYMENT; ARBITRATION. Upon the occurrence of a Claim for which indemnification is believed to be due hereunder which is not a Third Party Claim, the Indemnified Party shall provide notice of such Claim to the Indemnifying Party, stating in specific terms the circumstances giving rise to the Claim, specifying the amount of the Claim and making a request for any payment then believed due. Any Claim shall be conclusive against the Indemnifying Party in all respects 30 days after receipt by the Indemnifying Party of such notice, unless within such period the Indemnifying Party sends the Indemnified Party a notice disputing the propriety of the Claim. Such notice of dispute shall describe the basis for such objection and the amount of the Claim as to which the Indemnifying Party does not believe should be subject to indemnification. Upon receipt of any such notice of dispute, both the Indemnified Party and the Indemnifying Party shall use all reasonable efforts to cooperate and arrive at a mutually acceptable resolution of such dispute within the next 30 days. If a mutually acceptable resolution cannot be reached between the Indemnified Party and the Indemnifying Party with such 30-day period, either party may submit the dispute for resolution by binding arbitration pursuant to the provisions of this Section
8.04. If a party elects to submit such matter to arbitration, such party shall provide notice to the other party of its election to do so, and the parties shall attempt to appoint a single arbitrator. If the parties are unable within 10 days after receipt of the notice to agree on a single arbitrator, then each party shall appoint one arbitrator, and the two arbitrators so appointed shall name a third arbitrator within a period of 10 days after their nomination. If the two arbitrators fail to appoint a third arbitrator within such 10-day period, a third arbitrator shall be appointed pursuant to the then existing Commercial Arbitration Rules (the "Rules") of the American Arbitration Association. In all respects, such panel and the arbitration proceeding shall be governed by the Rules, and the place of arbitration shall be in a city mutually selected by the Indemnifying Party and the Acquiror Indemnified Party (or, if no city can be mutually agreed upon within 10 days, then in Houston, Texas). If it is finally determined that all or a portion of such Claim amount is owed to the Indemnified Party, then such Claim amount shall be satisfied in accordance with
Section 8.05 of this Agreement and the Acquiror Indemnified Party shall be entitled to recovery of all expenses, including reasonable attorneys' fees, incurred in connection with enforcing its rights under this Article VIII. Judgment upon the award resulting from arbitration may be entered in any court having jurisdiction for direct enforcement, or any application may be made to a court for a judicial acceptance of the award and an order of enforcement, as the case may be.

         8.05     SATISFACTION OF CLAIMS FROM ESCROW SHARES.

                  (a) After the Effective Time, the indemnification obligations of the Shareholders under Section 8.01 of this Agreement shall be satisfied solely from payments of the Escrow Shares by delivery to the Acquiror Indemnified Party entitled to indemnification hereunder.

                  (b) Pursuant to the provisions of the Escrow Agreement, if the Shareholders are determined to owe a Claim amount pursuant to the procedures set forth in Section 8.04, then the amount due the Acquiror Indemnified Party hereunder shall be satisfied by the delivery to the Acquiror Indemnified Party pursuant to the Escrow Agreement of Escrow Shares equal in value to the amount of the Claim to be satisfied, and the Claim shall be deemed paid and satisfied upon receipt by the Acquiror Indemnified Party of certificates representing such number of Escrow Shares duly endorsed for transfer to the Indemnified Party. The per share value of the Escrow Shares for purposes of this Article VIII and the Escrow Agreement with respect to a particular Claim shall be the Market Value (as defined herein) of the Escrow Shares. The "Market Value" of an Escrow Share shall be the actual closing trading price at the end of business on June 30, 1998, with appropriate adjustment to take into account any stock split, reverse stock split, stock dividend, recapitalization or other similar capital adjustments with respect to the Escrow Shares. The Market Value of the

Additional Corpus (as such term is defined in the Escrow Agreement) shall be determined by mutual agreement of the Shareholders' Representative and the Acquiror. In the event that such parties cannot in good faith agree on the market value of the Additional Corpus, the matter shall be settled by binding arbitration in accordance with the procedures set forth in this Article VIII.

                  (c) The Shareholders' Representative shall have the power and authority to make all decisions with regard to the settlement of Claims brought pursuant to Section 8.01 of this Agreement from the Escrow Shares. If the Shareholders' Representative is unable to carry out his duties as Shareholders' Representative, then the Shareholder who held the next highest number of shares of Company Stock immediately prior to the Effective Time, shall be designated and appointed as the Shareholders' Representative, and shall assume all of the powers and duties of the Shareholders' Representative under the Agreement and the Escrow Agreement. If any successor Shareholders' Representative becomes unable to carry out his duties as Shareholders' Representative, his replacement shall be the Shareholder who held next highest number of shares of Company Stock immediately prior to the Effective Time.

         8.06 LIABILITY LIMITATIONS; SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants and agreements of the Company and the Shareholders in this Agreement or made pursuant hereto shall survive the Closing, and any investigation thereof, until the first to occur of
(i) the issuance of the first audit report following the Closing Date of the consolidated financial statements of Acquiror which includes the Surviving Corporation and (ii) the first anniversary of the Closing Date, and the Shareholders shall have no liability under this Article VIII unless written notice of a Claim is provided within such period. After the Effective Time, the Acquiror Indemnified Parties shall not be entitled to indemnification for Claims from the Escrow Shares except to the extent the aggregate amount for all claims exceeds $25,000. Once such threshold is satisfied, the Shareholders, subject to the other limitations in this Article VIII, shall be liable for all Claims of the Acquiror Indemnified Parties in excess thereof. After the Effective Time, all claims by the Acquiror Indemnified Parties pursuant to this Agreement shall be limited to the Escrow Shares.

         8.07 SUBROGATION. Upon payment in full of any Third Party Claim or other Claim, the Indemnifying Party shall be subrogated to the extent of such payment to the rights of the Acquiror Indemnified Parties against any person with respect to the subject matter and to the extent only of the Third Party Claim or other Claim.

                                   ARTICLE IX

                                   CONDITIONS

         9.01 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIROR COMPANIES. The obligation of the Acquiror Companies to effect the transactions contemplated hereby on the Closing Date shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived by Acquiror, in whole or in part, to the extent permitted by applicable law:

                  (a) Each of the representations and warranties of the Company and each of the Shareholders contained in this Agreement shall be true and correct in all material respects (without duplication of any materiality exception contained in any individual representation and warranty) as of the date of this Agreement and as of the Closing Date as though made again as of the Closing Date;

                  (b) The Company and each of the Shareholders shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by such person on or prior to the Closing Date;

                  (c) Acquiror shall have received a certificate of the Secretary or Assistant Secretary (or other authorized corporate officer) of the Company certifying as true, accurate and complete, as of the Closing Date: (i) a copy of the resolutions of the Company's Board of Directors authorizing the execution, delivery and performance of this Agreement and the other documents contemplated hereby to which it is a party and the consummation by the Company of the Merger; (ii) a copy of the resolutions of the Company's shareholders authorizing the execution, delivery and performance of this Agreement and the other documents contemplated hereby to which it is a party and the consummation by the Company of the Merger; (iii) a certified copy of the Articles of Incorporation of the Company issued by the Secretary of State; (iv) a copy of the Bylaws of the Company; and (v) the incumbency of the officer or officers authorized to execute on behalf of the Company this Agreement and the other documents contemplated thereby to which it is a party;

                  (d) Acquiror shall have received a certificate of the Secretary or Assistant Secretary (or other authorized corporate officer) of each subsidiary of the Company certifying as true, accurate and complete, as of the Closing Date: (i) a certified copy of the Articles of Incorporation of the subsidiary issued by the Secretary of State of the state of such subsidiary's incorporation; and (ii) a copy of the Bylaws of such subsidiary;

                  (e) The resignations, effective at the Effective Time, of each of directors and officers of the Company shall have been delivered to Acquiror;

                  (f) No court or Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

                  (g) The applicable waiting period under any applicable competition Laws, Regulations or Orders of foreign Governmental Entities, as set forth in the Acquiror Disclosure Schedule or the Company Disclosure Schedule, shall have expired or been terminated;

                  (h) Acquiror shall have been advised in writing by Arthur Andersen LLP as of the Closing Date to the effect that such firm knows of no reason why the Merger cannot be treated for financial accounting purposes as a Pooling Transaction;

                  (i) H. Dean Owen, Jr. shall have duly executed and delivered to Acquiror an employment agreement substantially in the form of Exhibit D hereto, and David S. Wesson shall have executed and delivered to Acquiror an amendment to his employment agreement in substantially the form of Exhibit D-1 hereto;

                  (j) Acquiror shall have received the Escrow Agreement, duly executed and delivered by the Shareholders' Representative and the Escrow Agent;

                  (k) The waiting period under the HSR Act applicable to the Merger shall have expired or been terminated;

                  (l) Title to the Real Property described in Section 5.01(f) of the Company Disclosure Schedule shall have been conveyed to Silver Stone Properties, LLC and the promissory note evidencing the indebtedness encumbering the Real Property shall be executed by Silver Stone Properties, LLC and delivered to the Company;

                  (m) The Shareholders' Representative and each of the Shareholders shall have executed and delivered the Appointment; and

                  (n) The Lease shall have been executed and delivered.

         9.02 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY. The obligations of the Company and the Shareholders to effect the transactions contemplated hereby on the Closing Date shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived by the Company and the Shareholders, acting together, in whole or in part, to the extent permitted by applicable Law:

                  (a) Each of the representations and warranties of Acquiror contained in this Agreement shall be true and correct in all material respects (without duplication of any materiality exception contained in any individual representation and warranty) as of the date of this Agreement and as of the Closing Date as though made again as of the Closing Date;

                  (b) The Acquiror Companies shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date;

                  (c) The Company and the Shareholders shall have received a certificate of the Secretary or Assistant Secretary (or other authorized corporate officer) of each of the Acquiror Companies certifying as true, accurate and complete, as of the Closing Date: (i) a copy of the resolutions of the Board of Directors of each of the Acquiror Companies authorizing the execution, delivery and performance of this Agreement and the other documents contemplated hereby to which it is a party and the consummation by the Company of the Merger; (ii) a copy of the resolutions of Acquisition Sub's shareholder authorizing the execution, delivery and performance of this Agreement and the other documents contemplated hereby to which it is a party and the consummation by the

         Company of the Merger; (iii) a certified copy of the Articles of Incorporation (or equivalent organizational document) of each of the Acquiror Companies issued by The Netherlands and the Secretary of State of the State of Texas, as the case may be; (iv) a copy of the Bylaws (or equivalent organizational document) of each of the Acquiror Companies; and (v) the incumbency of the officer or officers authorized to execute on behalf of each of the Acquiror Companies this Agreement and the other documents contemplated thereby to which it is a party;

                  (d) The Company shall have been advised in writing by Weaver & Tidwell, LLP as of the Closing Date to the effect that such firm knows of no reason why the Merger cannot be treated for financial accounting purposes as a Pooling Transaction;

                  (e) No court or Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

                  (f) The applicable waiting period under any applicable competition Laws, Regulations or Orders of foreign Governmental Entities, as set forth in Acquiror Disclosure Schedule or the Company Disclosure Schedule, shall have expired or been terminated;

                  (g) The waiting period under the HSR Act applicable to the Merger shall have expired or been terminated;

                  (h) The Surviving Corporation shall have executed and delivered the employment agreement to H. Dean Owen, Jr. and shall have executed an amendment to the employment agreement with David S. Wesson;

                  (i) Acquiror shall have duly executed and delivered to the Shareholders a Registration Rights Agreement, substantially in the form of Exhibit F hereto (the "Registration Rights Agreement"); and

                  (j) Acquiror shall have duly executed and delivered to Silver Stone Properties, LLC the Lease.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.01 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time:

                  (a) by mutual consent of Acquiror and the Company;

                  (b) by either Acquiror or the Company if the Effective Time has not occurred on or before September 30, 1998;

                  (c) by Acquiror, upon a breach of any covenant or agreement on the part of the Company or any of the Shareholders set forth in this Agreement, or if any representation or warranty of the Company or any of the Shareholders shall have become untrue, in either case such that the conditions set forth in Section 9.01(a) or Section 9.01(b) would not be satisfied (a "Terminating Company Breach"); provided that, if such Terminating Company Breach is curable by the Company or any of the Shareholders, as the case may be, through the exercise of reasonable efforts and for so long as the Company or such Shareholder or Shareholders continue to exercise such reasonable efforts, Acquiror may not terminate this Agreement under this Section 10.01(c);

                  (d) by the Company, upon breach of any covenant or agreement on the part of Acquiror set forth in this Agreement, or if any representation or warranty of Acquiror shall have become untrue, in either case such that the conditions set forth in Section 9.02(a) or
         Section 9.02(b) would not be satisfied (a "Terminating Acquiror Breach"); provided that, if such Terminating Acquiror Breach is curable by Acquiror through the exercise of its reasonable efforts and for so long as Acquiror continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this Section 10.02(d); or

                  (e) by either Acquiror or the Company, if there shall be any Order which is final and nonappealable preventing the consummation of the Merger, unless the party relying on such Order has not complied with its obligations under Section 7.03(b).

         10.02 EFFECT OF TERMINATION. In the event of any termination of this Agreement pursuant to Section 10.01, the Shareholders, the Company, Acquiror and Acquisition Sub shall have no obligation or liability to each other except that
(i) the provisions of Sections 7.02(d) and 7.06 shall survive any such termination, and (ii) nothing herein and no termination pursuant hereto will relieve any party from liability for any breach of this Agreement.

         10.03 WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. This Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each party hereto. The waiver by any party hereto of any condition or of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach.

         10.04 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement and supersedes all other prior agreements and understandings, both oral and written, among the parties or any of them, with respect to the subject matter hereof, and neither this nor any document delivered in connection with this Agreement confers upon any person not a party hereto any rights or remedies hereunder except as provided in Article VIII hereof.

         10.05 ASSIGNMENT. This Agreement shall inure to the benefit of and will be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assignable by any party hereto without the consent of the other parties hereto, except that the parties hereto agree that the rights and obligations of the Acquiror may be assigned to an affiliate of the Acquiror by written notice to all other parties hereto.

         10.06 CERTAIN DEFINITIONS. For the purposes of this Agreement, the term:

                  (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                  (b) "business day" means any day other than a day on which banks in the State of Texas are authorized or obligated to be closed;

                  (c) "Closing" shall mean a meeting, which shall be held in accordance with Section 1.11 of this Agreement, of persons interested in the transactions contemplated by this Agreement at which all documents deemed necessary by the parties to this Agreement to evidence the fulfillment or waiver of all conditions precedent to the consummation of the transactions contemplated by the Agreement are executed and delivered;

                  (d) "Closing Date" shall mean the date of the Closing as determined pursuant to Section 1.11 of this Agreement.

                  (e) "Competing Transaction" shall mean any proposal or offer from any person or entity (other than Acquiror or an affiliate of Acquiror) relating to any acquisition or purchase of all or (other than in the ordinary course of business) any material portion of the assets of, or any possible disposition or issuance of any Common Stock or any capital stock or other equity interests in the Company or any of its subsidiaries (or any rights or securities exercisable for or convertible into Common Stock or any such capital stock or other equity interests), or any merger or other business combination with, the Company or any of its subsidiaries;

                  (f) "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

                  (g) "Governmental Entity" means any foreign, federal, national, republic, provincial, state, territorial, county, municipal or city agency, department, commission, board, office, bureau, court, tribunal or any other political entity, aggregation, or subdivision of any of the foregoing;

                  (h) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

                  (i) "subsidiary" or "subsidiaries" of the Company, Acquiror or any other person, means any corporation, partnership, joint venture or other legal entity of which the Company, Acquiror or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

                  (j) "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies, assessments, duties or other amounts payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (ii) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto; and

                  (k) "Trading Day" shall mean each business day on which the Nasdaq Stock Market is open for trading.

         10.07 NOTICES. All notices, requests, demands, claims and other communications that are required to be or may be given under this Agreement shall be in writing and (i) delivered in person or by courier, (ii) sent by telecopy or facsimile transmission, or (iii) mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

         If to the Company:              Owen Oil Tools, Inc.
                                         8900 Forum Way
                                         Fort Worth, Texas  76140
                                         Telecopy:  (817) 568-1297
                                         Attention:  H. Dean Owen, Jr.

         with a copy (which shall
          not constitute notice) to:     Michener, Larimore, Swindle, Whitaker,
                                          Flowers, Sawyer, Reynolds & Chalk,
                                          L.L.P.
                                         3500 City Center Tower II
                                         301 Commerce Street
                                         Fort Worth, Texas  76102-4135
                                         Telecopy:  (817) 335-6935
                                         Attention:  Jonathan K. Henderson

         If to the Shareholders:         Shareholders of Owen Oil Tools, Inc.
                                         c/o H. Dean Owen, Jr.
                                         8900 Forum Way
                                         Fort Worth, Texas  76140
                                         Telecopy:  (817) 568-1297

         with a copy (which shall
           not constitute notice) to:    Michener, Larimore, Swindle, Whitaker,
                                          Flowers, Sawyer, Reynolds & Chalk,
                                          L.L.P.
                                         3500 City Center Tower II
                                         301 Commerce Street
                                         Fort Worth, Texas  76102-4135
                                         Telecopy:  (817) 335-6935
                                         Attention:  Jonathan K. Henderson

         If to Acquiror:                 Core Laboratories N.V.
                                         Herengracht 424
                                         1017 BZ Amsterdam
                                         The Netherlands
                                         Telecopy:  011-31-20-627-9886
                                         Attention:  Jacobus Schouten

                  and                    Core Laboratories, Inc.
                                         5295 Hollister Road
                                         Houston, Texas  77040
                                         Telecopy:  (713) 744-6225
                                         Attention:  John D. Denson

         with a copy (which shall
           not constitute notice) to:    Vinson & Elkins L.L.P.
                                         2300 First City Tower
                                         1001 Fannin Street
                                         Houston, Texas  77002-6760
                                         Telecopy:  (713) 615-5531
                                         Attention:  T. Mark Kelly

or to such other address as the parties hereto shall have furnished to the other parties hereto by notice given in accordance with this Section 10.07. Such notices shall be effective (i) if delivered in person or by courier, upon actual receipt by the intended recipient, (ii) if sent by telecopy or facsimile transmission, when the sender receives telecopier confirmation that such notice was received at the telecopier number of the addressee, or (iii) if mailed, upon the earlier of five (5) business days after deposit in the mail and the date of delivery as shown by the return receipt therefor.

         10.08 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive law of the State of Texas, without giving effect to the principles of conflicts of law thereof.

         10.09 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term, provision, covenant or restriction is invalid, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         10.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         10.11 HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         10.12    MANDATORY MEDIATION; BINDING ARBITRATION; VENUE; ATTORNEYS'
FEES.

                  (a) Except as provided in Article VIII of this Agreement for disputes relating to indemnification obligations:

                  (i) Before the institution of any litigation between any persons relating to this Agreement, including any dispute over the application or interpretation of any provision hereof, if negotiations and other discussions fail, at the election of any party to this Agreement, such dispute shall be first submitted to mediation in accordance with the provisions of the Commercial Mediation Rules of the American Arbitration Association before resorting to arbitration. The parties agree to conduct the mediation in good faith and make reasonable efforts to resolve their dispute by mediation. The Commercial Mediation Rules of the American Arbitration Association are incorporated by reference. The place of the mediation shall be in a city mutually selected by the parties (or, if no city can be mutually agreed upon within ten (10) days, then in Houston, Texas).

                  (ii) If the dispute is not resolved by the mediation required under the preceding subsection, such dispute shall, at the election of any party to this Agreement, be subject to binding arbitration in accordance with the provisions of the Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be heard before a panel of three (3) arbitrators selected in accordance with the procedures therefor set forth in Section 8.04 of this Agreement. The parties agree to use the Houston, Texas office of the American Arbitration Association, and the place of the arbitration shall be in a city mutually selected by the parties (or, if no city can be mutually agreed upon within ten (10) days, then in Houston, Texas).

                  (iii) The prevailing party in any mediation, arbitration or litigation shall be entitled to recover from the other party reasonable attorneys' fees, court costs and the administrative costs, fees and expenses of the American Arbitration Association, each as applicable, incurred in the same, in addition to any other relief that may be awarded.

                  (b) If either party appeals the decision of the arbitrators, the parties agree that the United States Judicial District including Harris County, Texas, and the state courts within Harris County, Texas, shall have exclusive venue and jurisdiction of same.

         IN WITNESS WHEREOF, the Company and each of the Acquiror Companies have each caused this Agreement to be executed on its behalf by its officer thereunto duly authorized, and each of the Shareholders has executed this Agreement, all as of the date first above written.

                                           CORE LABORATORIES N.V.

                                           BY:  CORE LABORATORIES INTERNATIONAL,
                                                B.V., its Managing Director


                                           By
                                              ---------------------------------
                                              Jacobus Schouten
                                              Managing Director


                                           OWEN ACQUISITION, INC.



                                           By
                                              ---------------------------------
                                              Name:
                                              Title:


                                           OWEN OIL TOOLS, INC.



                                           By
                                              ---------------------------------
                                              Name:
                                              Title:


                                           SHAREHOLDERS' REPRESENTATIVE:



                                           By
                                              ---------------------------------
                                              H. Dean Owen, Jr.

                                                   NUMBER OF SHARES
                                                      OF COMPANY          NON-ACCREDITED    ACCREDITED
                                                      STOCK OWNED            INVESTOR        INVESTOR
                                                   ----------------       --------------  --------------
Shareholders:                                                                 (Please check one box)

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